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                                                EXHIBIT 10F




















        PACIFIC TELECOM, INC. LONG TERM INCENTIVE PLAN

                       1994 RESTATEMENT














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        PACIFIC TELECOM, INC. LONG TERM INCENTIVE PLAN
                       1994 RESTATEMENT

          Pacific Telecom, Inc., a Washington corporation (the "Company"), amends and restates its Long Term Incentive Plan, as adopted effective January 1, 1988, to provide in its entirety as set forth herein. This Long Term Incentive Plan, as amended and restated (the "Plan"), shall govern incentive awards made on or after the date the Plan is approved by the Company's Board of Directors(the "Board of Directors"). Approval of the Plan by the Board of Directors shall not affect incentive awards to be made with respect to performance cycles that began under the Company's existing Long Term Incentive Plan prior to such approval, unless the Company and the recipients of such awards agree otherwise.

     1. PURPOSE. The Purpose of the Plan, as restated herein,is to promote the long-term success of the Company by providing stock-based incentives for selected executive employees of the Company to exert their best efforts on behalf of the Company and its shareholders. Awards under the Plan shall take the form of grants of shares of the Company's Common Stock ("Common Stock"). Such shares shall be held by Plan participants ("Participants") subject to satisfaction of such vesting and stock ownership restrictions as may be specified at the time of grant.

     2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 7, the total number of shares of Common Stock that may be awarded under the Plan shall not exceed 200,000 shares. Shares awarded under the Plan shall be purchased on the open market for delivery to Participants.

     3.   EFFECTIVE DATE AND DURATION OF PLAN.

          3.1 EFFECTIVE DATE. The Plan shall become effective on the date adopted by the Board of Directors; provided, however, that no award under the Plan shall be deemed effective until the Plan is approved by the affirmative vote of the holders of a majority of the securities of the Company represented and entitled to vote at a duly held meeting of the Company's shareholders at which a quorum is present. Any award made prior to shareholder approval of the Plan shall be conditioned on and made subject to such approval. Subject to this limitation, shares may be awarded under the Plan at any time after the effective date and before termination of the Plan.

          3.2 DURATION AND EARLY TERMINATION. Unless earlier terminated, the Plan shall continue in effect until all shares available for awards under the Plan have been awarded and all restrictions on such shares, if any, have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to outstanding shares held subject to restrictions. Termination shall not affect the forfeitability of shares awarded under the Plan.

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4.   ADMINISTRATION.

          4.1  BOARD OF DIRECTORS.  The Plan shall be
     administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations that are, in the judgment of the Board of Directors, necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          4.2 COMMITTEE. The Board of Directors may delegate to a committee of directors(the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, and (ii) that only the Board of Directors may terminate or amend the Plan as provided in Sections 3.2 and 11.

          4.3  OFFICER.  The Board of Directors or the
     Committee, as applicable, may delegate to an executive officer of the Company authority to administer those aspects of the Plan that do not involve selection of Participants or decisions concerning the timing, pricing, or amounts of awards. No officer to whom administrative authority has been granted under this Section 4.3 may waive or modify any restriction applicable to shares granted to such officer under the Plan.

     5. ELIGIBILITY. All executive employees of the Company are eligible for selection as Participants. The Board of Directors may, from time to time, select as Participants those executive employees who the Board of Directors believes have made or will make important contributions to the long-term performance of the Company.

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     6.   AWARDS.

          6.1 GRANT CRITERIA. In determining the individuals to whom awards under the Plan shall be made and the amounts of the awards, the Board of Directors shall consider criteria such as the following:

               (a) Total shareholder return relative to peer companies;

               (b) Earnings per share growth over time relative to peer companies;

               (c) Achievement of long term goals, strategies and plans; and

               (d)  Maintenance of competitive position.

          6.2 RESTRICTIONS. Shares awarded shall be subject to such terms, conditions, and restrictions as may be determined by the Board of Directors to be consistent with the purpose of the Plan and the best interests of the Company. The restrictions may include, without limitation, stock transfer restrictions and forfeiture provisions designed to facilitate the achievement by Participants of specified stock ownership goals.

          6.3 AGREEMENTS. The Board of Directors may require the recipient to sign an agreement as a condition of the award.

     7. CHANGES IN CAPITAL STRUCTURE. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corpo-ration by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for awards under the Plan. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disre-garded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

     8. ACCELERATION UPON TERMINATION AFTER CHANGE IN CONTROL. Notwithstanding any other provisions of the Plan or related agreements, all restrictions affecting shares of Common Stock awarded to a Participant under the Plan shall immediately lapse upon termination of the Participant's employment within two years after the date on which any one of the following events has taken place:

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          8.1  TENDER OR EXCHANGE OFFER.  A tender or exchange
     offer, other than one made by the Company, is made for Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of at least 20 percent of the outstanding Common Stock; or

          8.2 20 PERCENT OWNER. The Company receives a report on Schedule 13D of the Exchange Act reporting the beneficial ownership by any person of 20 percent or more of the Company's outstanding Common Stock; or

          8.3 BOARD OF DIRECTORS. During any period of 12 months or less, individuals who at the beginning of such period constituted a majority of the Board of Directors cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     9. STOCK CERTIFICATE LEGENDS. The certificates representing shares of Common Stock awarded under the Plan shall bear any legends required by the Board of Directors.

     10. WITHHOLDING TAX. The Company may require any recipient of an award under the Plan to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law.

     11. AMENDMENT OF PLAN. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in Sections 4.1 and 8, however, no change in an award already granted shall be made without the written consent of the recipient of such award.

     12. APPROVALS. Should the approval of state and federal authorities or agencies with jurisdiction in the matter be required, the obligations of the Company under the Plan are subject to the Company obtaining such approval. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

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     13.  EMPLOYMENT AND SERVICE RIGHTS.  Nothing in the Plan or
any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or interfere in any way with the right of the Company by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

     14. RIGHTS AS A SHAREHOLDER. The recipient of an award under the Plan shall have the right to vote all shares of Common Stock awarded to such recipient and shall have the right to all dividends and distributions payable in respect of such shares, regardless of whether such shares have vested or are subject to restrictions.

          Adopted by Board of Directors:   December 14, 1993

          Approved by Shareholders:                  ,199
                                                         __
                              PACIFIC TELECOM, INC., a Washington
                              corporation



                              By  Charles E. Robinson
                                 __________________________
                              Executed:      January 1,1994




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